October 28, 2015

Wakefield Alternative Series Trust
700 Seventeenth Street, Suite 1550
Denver, CO  80202

Trustees:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 6 to the Registration Statement, File Nos.: 333-177169; 811-22612 (the “Registration Statement”), of Wakefield Alternative Series Trust.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

Thompson Hine llp	41 South High Street	www.ThompsonHine.com
Attorneys at Law	Suite 1700	Phone: 614.469.3200
	Columbus, Ohio 43215-6101	Fax: 614.469.3361